UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 23, 2010

Microtune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31029-40	75-2883117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 10th Street

Plano, Texas 75074

(Address of principal executive offices, including zip code)

(972) 673-1600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement.

Microtune, Inc. (“Microtune” or the “Company”) has entered into an agreement dated as of March 23, 2010 (the “Agreement”) with certain entities and individuals associated with Ramius LLC set forth on Schedule A of the Agreement (collectively, the “Ramius Group”), who beneficially own approximately 9.2% of the Company’s outstanding common stock.

Pursuant to the Agreement, the Company agreed to: (i) nominate three new independent directors, Robert Rast, Raghu Rau, and Drew Peck, for election to the Company’s Board of Directors (the “Board”) at the 2010 annual meeting of stockholders; (ii) nominate no more than nine members (inclusive of Messrs. Rast, Rau, and Peck) for election to the Board at the 2010 annual meeting or increase the size of the Board to more than nine members prior to the conclusion of the 2011 annual meeting; (iii) hold the 2010 annual meeting no later than May 20, 2010; and (iv) grant the Ramius Group certain rights with regard to director nominations for the 2011 annual meeting. Under the terms of the Agreement, the three new independent director nominees will be entitled to participate as observers at any meetings of the Board held prior to the 2010 annual meeting. A copy of the press release announcing the settlement with the Ramius Group is attached to this Current Report on Form 8-K as Exhibit 99.1.

The Ramius Group agreed to withdraw the letter previously submitted to the Company nominating members to the Board and to support the Company’s Board nominations at the 2010 annual meeting and not to submit any nominations for directors at the 2011 annual meeting other than in accordance with the terms of the Agreement. Additionally, the Ramius Group agreed to certain limited standstill restrictions which, subject to certain exceptions relating to the 2011 annual meeting, will expire prior to the deadline for nominations of directors for election or submission of proposals to be considered at the Company’s 2012 annual meeting, but in any event no later than October 31, 2011. The 2010 annual meeting is scheduled for May 20, 2010.

In connection with entering into the Agreement, two Microtune directors, Walter S. Ciciora and William P. Tai, who have served as directors of the Company since 1996 and 1998, respectively, agreed that they will not stand for re-election at the 2010 annual meeting. In addition, as previously disclosed in a Form 8-K filed on March 17, 2010, director Michael T. Schueppert will not stand for re-election at the 2010 annual meeting. Messrs. Ciciora, Tai and Schueppert will continue to serve as directors until the 2010 annual meeting.

The description of the terms and conditions of the Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On March 23, 2010, in connection with entering into the Agreement, Microtune directors Walter S. Ciciora and William P. Tai notified the Company that they will not stand for re-election at the 2010 annual meeting.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Agreement by and between Microtune, Inc. and the Ramius Group dated as of March 23, 2010.

99.1	Press Release of Microtune, Inc. dated March 24, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROTUNE, INC.

/s/ James A. Fontaine
James A. Fontaine Chief Executive Officer

Date: March 24, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement by and between Microtune, Inc. and the Ramius Group dated as of March 23, 2010.

99.1	Press Release of Microtune, Inc. dated March 24, 2010.